UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 25, 2019

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01 Entry into a Material Definitive Agreement.
On November 25, 2019, each of Nelnet Servicing, LLC ("Nelnet Servicing") and Great Lakes Educational Loan Services, Inc. ("Great Lakes"), both subsidiaries of Nelnet, Inc. (the "Company"), received a Modification of Contract (each a "Modification," and collectively the “Modifications”) from the United States Department of Education (the "Department"), pursuant to which the Department modified the indefinite quantity clause under the previously reported student loan servicing contracts between the Department and each of Nelnet Servicing and Great Lakes (the "Servicing Contracts") to allow the Department to continue to order student loan servicing services under the Servicing Contracts for a period of up to an additional two years from December 15, 2019 through December 14, 2021. On November 26, 2019, Nelnet Servicing and Great Lakes each received an Order For Commercial Items from the Department under their respective Servicing Contracts, ordering student loan servicing services for the period from December 15, 2019 through December 14, 2020, and providing for two potential additional six-month orders for such services at the Department’s option. As previously reported by the Company, Nelnet Servicing and Great Lakes are two of four private sector companies awarded a student loan servicing contract by the Department in June 2009 to provide additional servicing capacity for loans owned by the Department, with five additional not-for-profit servicers subsequently added by the Department, and with new loan volume currently being allocated among the total of nine servicers based on certain performance metrics established by the Department. Prior to the Modifications, the Servicing Contracts provided for expiration on December 15, 2019, which reflected previous modifications reported by the Company in a Current Report on Form 8-K filed on May 17, 2019. Loan servicing volumes under the Servicing Contracts, as amended by the Modifications, will remain subject to the existing terms and conditions of the Servicing Contracts.

Copies of the Modifications received by Nelnet Servicing and Great Lakes are filed as Exhibits 10.1 and 10.2, respectively, to this report.

In addition, Nelnet Servicing’s current Authority to Operate as a loan servicer for the Department, which was previously scheduled to expire on December 13, 2019, has been extended through November 2022.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Modification of Contract dated effective as of November 25, 2019 for Student Loan Servicing Contract between the United States Department of Education and Nelnet Servicing, LLC.

10.2	Modification of Contract dated effective as of November 25, 2019 for Student Loan Servicing Contract between the United States Department of Education and Great Lakes Educational Loan Services, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).

Forward-looking and cautionary statements

This report contains forward-looking statements that involve risks and uncertainties. The words “continue,” “may,” “order,” “potential,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this report and are subject to known and unknown risks and uncertainties that may cause actual results or performance to differ materially from those expressed or implied by the forward-looking statements. Such risks include, but are not limited to: the uncertain nature and timing of future student loan servicing volumes that may be ordered by the Department under the reported servicing contract modifications, due to, among other factors, the Department's initiatives to procure new contracts for federal student loan servicing; risks related to the ability of the Company to successfully maintain and increase allocated volumes of student loans serviced under the existing and any future servicing contracts with the

Department, which current contracts accounted for 30 percent of the Company’s revenue in 2018; risks to the Company related to the Department's initiatives to procure new contracts for federal student loan servicing, including the risk that the Company or Company teams may not be successful in obtaining contracts; risks and uncertainties from changes in the educational credit and services marketplace resulting from changes in applicable laws, regulations, and government programs and budgets; cybersecurity risks, including potential disruptions to systems, disclosure of confidential information, and/or damage to reputation resulting from cyber-breaches; and other risks and uncertainties set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent quarterly reports on Form 10-Q. All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this report. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company’s expectations, the Company disclaims any commitment to do so except as required by securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 27, 2019
NELNET, INC.
By: /s/ JEFFREY R. NOORDHOEK
Name: Jeffrey R. Noordhoek
Title: Chief Executive Officer